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                                 Exhibit 10.02

                                 Amendment No. 1
                                       to
                             2000 Stock Option Plan
                            Effective January 1, 2001









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                                 AMENDMENT NO. 1
                                       TO

                             2000 STOCK OPTION PLAN


The State Auto Financial Corporation 2000 Stock Option Plan (the "Plan") is hereby amended in the following particulars:

         1. Section 5 (D) Exercise of Options subsection (5) is hereby deleted in its entirety and replaced by the following:

         (5)  In Case of Death

         If an Eligible Employee who was granted an Option dies, such Option must be exercised as follows: i)Incentive Stock Options must be exercised within one year of such death (but no later than the Expiration Date) and ii)Non-Qualified Stock Options must be exercised on or before the Expiration date, provided that if such Eligible Employee dies with less than ninety days remaining prior to the Expiration Date, the estate or successor(s) in interest of such Eligible Employee shall have a period of 180 days from the date of death of such Eligible Employee to exercise such Stock Option, regardless of the Expiration Date.


         This Amendment No. 1 to the 2000 Stock Option Plan is effective January 1, 2001.